                                  EXHIBIT 10.1










                                      LEASE

                                     Between


                          2 CORBETT WAY, LLC, Landlord

                                       and

                             AMEDIA NETWORKS, Tenant



                             Dated: February 9, 2005

                                TABLE OF CONTENTS



ARTICLE 1.                 DEMISE OF PREMISES
ARTICLE 2.                 TERM
ARTICLE 3.                 RENT
ARTICLE 4.                 FIXED RENT ADJUSTMENT
ARTICLE 5.                 SECURITY
ARTICLE 6.                 COMPLETION AND POSSESSION
ARTICLE 7.                 USE OF PREMISES
ARTICLE 8.                 REPAIR, REPLACEMENTS, ALTERATIONS
ARTICLE 9.                 TENANT COVENANTS
ARTICLE 10.                LANDLORD'S SERVICES
ARTICLE 11.                ASSIGNMENT, SUBLETTING, ETC.
ARTICLE 12.                LANDLORD'S RIGHTS
ARTICLE 13.                DAMAGE BY FIRE, ETC.
ARTICLE 14.                CONDEMNATION
ARTICLE 15.                COMPLIANCE WITH LAWS
ARTICLE 16.                DAMAGE TO PROPERTY
ARTICLE 17.                SUBORDINATION
ARTICLE 18.                NOTICES
ARTICLE 19.                CONDITIONS OF LIMITATION
ARTICLE 20.                RE-ENTRY BY LANDLORD
ARTICLE 21.                DAMAGES
ARTICLE 22.                WAIVER BY TRIAL BY JURY
ARTICLE 23.                NO WAIVERS
ARTICLE 24.                PARTIES BOUND
ARTICLE 25.                CURING TENANT'S DEFAULTS
ARTICLE 26.                MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE
ARTICLE 27. TENANT'S ENVIRONMENTAL RESPONSIBILITIES UNDER THE NEW JERSEY INDUSTRIAL SITE RECOVERY ACT (ISRA)
ARTICLE 28.                MISCELLANEOUS
ARTICLE 29.                INABILITY TO PERFORM
ARTICLE 30.                ABANDONED PERSONAL PROPERTY
ARTICLE 31.                EXCULPATION
ARTICLE 32.                ARTICLE HEADINGS
ARTICLE 33.                QUIET ENJOYMENT
ARTICLE 34.                HOLDING OVER
ARTICLE 35.                SIGNAGE

                               AGREEMENT OF LEASE
                               ------------------


Between 2 CORBETT WAY, LLC, a limited liability company of the State of New Jersey (hereinafter called "Landlord"), and AMEDIA NETWORKS, A CORPORATION OF THE STATE OF DELAWARE, (hereinafter called "Tenant").


                                    PREAMBLE
                                    --------

BASIC LEASE PROVISIONS AND DEFINITIONS.

        In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

        (1)     Date of Lease:  February 9, 2005

        (2)     Exhibits:       The following Exhibits attached to this Lease
                                are incorporated herein and made a part hereof:

                                Exhibit A:      Floor Plan(s)
                                Exhibit B:      Landlord's Work
                                Exhibit C:      Rules and Regulations
                                Exhibit D:      Janitorial Specifications

        (3)     Building:       That certain two-story office building of 19,810
                                square feet located at 2-12 Corbett Way, Eatontown, New Jersey 07724 of which Landlord is the owner in fee simple.

        (4)     Premises or Demised Premises:   A portion of the FIRST FLOOR, as
                                                outlined on Exhibit A. The
                                                Landlord and Tenant agree that
                                                the Demised Premises consists of
                                                approximately 7,457 SQUARE FEET
                                                (which amount was derived at by
                                                using a 23.5% add-on factor),
                                                which square footage will be
                                                confirmed by the project
                                                architect pursuant to the
                                                provisions of Article 6B.

        (5)     Land:           On Tax Assessment Map of the Borough of
                                Eatontown, Monmouth County, New Jersey. Block
                                134, Lot 6.231

        (6)     Term:           Five (5) years, three (3) months.

        (7)     Fixed Rent:     The Fixed Rent shall be as follows:

                Year 1: During Year 1, the Fixed Rent shall be $21.00 per square foot. Based upon the foregoing, the Fixed Rent shall be $156,597.00 per annum, which amount shall be paid $13,049.75 per month. PROVIDED, HOWEVER, THE PARTIES

                                HAVE AGREED THAT TENANT SHALL RECEIVE A RENT
                                CREDIT IN MONTHS 2 AND 4 AND 6 OF YEAR 1 OF THIS LEASE.

                Year 2: During Year 2, the Fixed Rent shall be $22.50 per square foot. Based upon the foregoing, the Fixed Rent shall be $167,782.50 per annum, which amount shall be paid $13,981.88 per month.

                Year 3: During Year 3, the Fixed Rent shall be $23.25 per square foot. Based upon the foregoing, the Fixed Rent shall be $173,375.25 per annum, which amount shall be paid $14,447.94 per month.

                Year 4: During Year 4, the Fixed Rent shall be $23.75 per square foot. Based upon the foregoing, the Fixed Rent shall be $177,103.75 per annum, which amount shall be paid $14,758.65 per month.

                Year 5: During Year 5, the Fixed Rent shall be $24.00 per square foot. Based upon the foregoing, the Fixed Rent shall be $178,968.00 per annum, which amount shall be paid $14,914.00 per month.

                                THE FOREGOING ANNUAL AND MONTHLY AMOUNTS ARE
                                BASED UPON THE ASSUMPTION THAT THE ACTUAL SQUARE FOOTAGE IS AS SET FORTH IN ITEM (4), ABOVE. HOWEVER, THESE AMOUNTS SHALL BE SUBJECT TO CHANGE IN ACCORDANCE WITH THE ACTUAL SQUARE FOOTAGE TO BE DETERMINED BY THE PROJECT ARCHITECT PURSUANT TO ARTICLE 6B, BELOW.

        (8)     Utility Charge: Landlord shall cause the Demised Premises to be separately metered for electric usage. Separate and apart from the amounts set forth in item
                                (7), above, Tenant shall pay directly to the applicable utility authority, the actual cost of Tenant's electric usage for the Demised Premises.

        (9)     Tenant's
                Percentage:     THIRTY-SEVEN AND 60/100 (37.60%) PERCENT based
                                upon the square footage set forth in item (4), above.

                                THE FOREGOING PERCENTAGE IS BASED UPON THE
                                ASSUMPTION THAT THE ACTUAL SQUARE FOOTAGE IS AS SET FORTH IN ITEM (4), ABOVE. HOWEVER, THIS PERCENTAGE SHALL BE SUBJECT TO CHANGE IN ACCORDANCE WITH THE ACTUAL SQUARE FOOTAGE TO BE DETERMINED BY THE PROJECT ARCHITECT PURSUANT TO
                                ARTICLE 6B, BELOW.

        (10)    Base Year:      The Base Year shall be calculated based upon the
                                first twelve months of tenant's occupancy.

        (11)    Security:       TWO (2) MONTHS Fixed Rent ($26,099.50).

        (12)    Commencement
                Date: Anticipated to be MARCH 15, 2005; provided, however, this date is subject to adjustment in accordance with the provisions of Article 6, below.

        (13)    Termination
                Date: The last day preceding the FIFTH (5TH) YEAR anniversary of the Commencement Date.

        (14)    Permitted Use:  General Office

        (15)    Tenant's Address:

                        Prior to the Commencement Date:
                                101 Crawfords Corner______________________
                                Holmdel, NJ 07733_________________________
                                __________________________________________
                                Attention: Jim Inginga

                        After the Commencement Date:

                                2-12 Corbett Way
                                Eatontown, NJ 07724

        (16)    Landlord's
                Address:        c/o The Donato Group
                                80 Corbett Way
                                Eatontown, NJ 07724

                        With a copy to:
                                Ansell Zaro Grimm & Aaron
                                1500 Lawrence Avenue
                                Ocean, NJ 07712
                                Attention: Michael V. Benedetto, Esq.

        (17)    Broker:         CB RICHARD ELLIS. The broker shall be paid
                                pursuant to a separate written agreement.


                              W I T N E S S E T H:

        1. DEMISE OF PREMISES. Landlord does hereby lease and demise to Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, the premises for the term together with the non-exclusive right of Tenant to all of the common areas of the Land, including the non-exclusive right to use four (4) parking spaces in the Building parking lot per 1,000 square feet of the Demised Premises.

        2. TERM. The term shall commence on the Commencement Date (subject to Article 6 hereof) and shall end on the Termination Date or on such other date as the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. Whenever reference is made in this Lease to "lease year", the same shall mean each twelve (12) month period commencing January 1 and terminating December 31, except that in the event of the termination of this Lease on any day other than the last day of a lease year, then the last lease year shall be the period from the preceding January 1 to such date of termination, and in the event that the Commencement Date is other than January 1, then the first year shall be on the period from the Commencement Date until the following December 31.

        3.      RENT.

                A. The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the Term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord at Landlord's address set forth herein, or at such other place or to such other person as Landlord may designate pursuant to the notice provisions of this Lease, in lawful money of the United States of America. Fixed Rent, additional rent and other charges hereunder are sometimes collectively referred to herein as "rent".

                B. Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefore and without any counter-claim, set-off or deduction whatsoever (except as specifically set forth herein), and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

                C. There shall be a late charge equal to ten (10%) percent on all payments of rent hereunder which are made more than ten (10) days after due. In the event Tenant fails or refuses to pay rent hereunder beyond any applicable notice and/or grace period, Tenant agrees to reimburse Landlord, as additional rent hereunder, for all reasonable expenses incurred by Landlord in connection with the collection of such monies, including, but not limited to, reasonable attorney's fees.

                D. Whenever in this Lease Tenant is required to pay additional rent or other charges to Landlord, Landlord shall have all remedies for the collection thereof that it may have for the non-payment of Fixed Rent hereunder.

                E. If, by reason of any of the provisions of this Lease, the obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated per diem based upon the actual number of days in the applicable month.

        4.      FIXED RENT ADJUSTMENT.

                A.      As used in, and for the purposes of this Article:

                        (i) "taxes" shall mean real estate taxes and assessments, special or otherwise, levied upon or with respect to the Building and the Land or upon the Fixed Rent or additional rent, imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for, in lieu of or in addition to a real estate tax or assessment) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for the operation thereof, provided that if, because of any change in the method of taxation of real estate, any other or additional tax or assessment is imposed upon Landlord or upon or with respect to the Land and/or Building or the rents or income therefrom, as or in substitution for or in lieu of or in addition to any tax or assessment which would otherwise be a real estate tax, or personal property tax of the type referred to above, such other tax or assessment shall also be deemed a real estate tax. Any taxes resulting from any special improvements, upgrades, fixturing for any other tenant at the property, shall be excluded from the calculation of "taxes".

                        (ii) "operating expenses" shall mean and include those expenses incurred in respect to the operation, maintenance, management and safekeeping of the Land and Building in accordance with accepted principles of sound management and accounting practices as applied to the operation, maintenance and safekeeping of first class office buildings. Such expenses shall include any and all expenses for capital improvements made to the Land or Building, including the parking lot; provided, however, that the cost of such improvement shall be amortized over the useful life of the same in accordance with generally accepted accounting principals. Accordingly, such amortized amount shall be added to the operating expenses for each year of the item's usable life. Such expenses shall not include interest and amortization payments on any mortgage or mortgages, depreciation and rental under any ground or underlying lease or leases and/or any electricity paid for by any tenant of the building. Operating expenses shall be limited to the reasonable cost of materials or services provided.

                        (iii) "base expenses" shall mean the operating expenses for the Base Year.

                        (iv) "lease year" shall mean each calendar year in which occurs any part of the term subsequent to the Base Year.

                        (v) "tax year" shall mean each calendar year in which occurs any part of the term.

                B. Subsequent to the end of each lease year, Landlord will furnish Tenant a statement which shall show a comparison of the operating expenses for the preceding lease year to the base expenses. On the first day for the payment of Fixed Rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum (the "Operating Expense Increase") equal to the operating expenses for the preceding calendar year less the base expenses multiplied by Tenant's Percentage, (ii) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the expense increase multiplied by the number of months then elapsed commencing with the first day of the current lease year and, in advance, one-twelfth (1/12th) of the expense increase in respect of the then current month; and (iii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Fixed Rent payable under this Lease shall be increased by an amount equal to one-twelfth (1/12th) of the expense increase.

                C. At the end of the Base Year, Landlord will furnish Tenant a statement which shall show a comparison of the taxes for the then current tax year over the base year. The increase, if any, of taxes for the then current tax year over the tax base, when multiplied by Tenant's Percentage, is herein referred to as the "tax increase". On the first day for the payment of Fixed Rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the tax increase multiplied by the number of months elapsed commencing with the first day of the then current tax year and, in advance, one-twelfth (1/12th) of the tax increase in respect of the then current month; and (ii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of Fixed Rent payable under this Lease be increased by an amount equal to one-twelfth (1/12th) of the tax increase.

                D. If Tenant shall dispute in writing any specific item or items included by Landlord in any statement furnished by Landlord to Tenant and such dispute is not amicably settled between the Landlord and Tenant within sixty (60) days after statement therefor has been rendered, Tenant shall continue to pay such disputed amount, without right of setoff, until such time as the parties have reached a final resolution of the issue whether through negotiation, settlement or judicial intervention.

                E.      [INTENTIONALLY OMITTED]

                F. Landlord shall keep, for a period of ninety (90) days after statements are rendered as provided in this Article 4, records in reasonable detail of the items covered by such statements and shall permit Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such statements, at reasonable times during business hours. If an audit reveals that Landlord's calculation of the Operating Expense Increase or Tenant's tax increase has been overstated by more than seven (7%) percent, Landlord shall reimburse Tenant for the reasonable cost of such audit and refund any overpayment to Tenant, which refund may be paid vis-a-vis a credit against the first subsequent obligations of Tenant.

        5. SECURITY. Tenant has deposited the Security with Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, beyond any applicable notice and/or cure period, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rents as to which Tenant is in default beyond any applicable notice and/or cure period or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default beyond any applicable notice and/or cure period in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, within ten (10) business days restore the Security to its original amount. The Security (less any portions thereof used, applied as retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant within thirty
(30) days after the termination date (or after such other date when the term may expire or be terminated, without the fault of Tenant, pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall have the right to transfer the Security to the vendee or lessee, Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        6.      COMPLETION AND POSSESSION.

                A. Landlord shall exercise reasonable diligence and shall endeavor to complete the items set forth on Exhibit B, entitled "Landlord's Work", on or before ninety (90) days from the date which Tenant approves, in writing, the agreed upon floor plan, subject to delay by causes beyond the reasonable control of Landlord or by the action or inaction of Tenant. If the Landlord's Work is not Substantially Complete within the meaning of this Article 6 on the anticipated

Commencement Date, then this Lease shall not be affected thereby but, in such case, the Commencement Date shall be deemed to be postponed until the date when the Landlord's Work is Substantially Complete and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any such postponement. If Landlord is unable to deliver possession within two hundred ten (210) days from the date which Tenant approves, in writing, the agreed upon floor plan, Tenant shall thereafter prior to delivery of occupancy have the right to terminate this Lease upon ten (10) days written notice to Landlord. During said ten (10) day notice period, Landlord shall have the right to deliver the Demised Premises in accordance with the terms of this Lease and, in such case, the delivery of the Demised Premises shall nullify Tenant's termination notice. Should Landlord fail to deliver the Demised Premises within ten (10) days of Tenant's notice, this Lease shall terminate and Landlord will promptly return to Tenant the Security Deposit. The parties hereto agree that this Article 6 constitutes an express provision as to the time in which Landlord has to complete Landlord's Work and, except as expressly set forth herein to the contrary, Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to any law now or hereafter in force.

                B. The premises shall be deemed Substantially Complete upon the earlier of: (1) the issuance of a Certificate of Occupancy (temporary or final) following completion of Landlord's Work, or (2) the Substantial Completion of Landlord's Work as determined by the project architect. Upon Substantial Completion, the project architect shall notify the Landlord and/or Tenant that the Landlord's Work is substantially complete. At that time, Landlord shall send notice to Tenant confirming that the project architect has deemed the project substantially complete and the notice shall further fix the actual square footage of the Demised Premises and the Tenant's Percentage, as well as the Commencement Date and the Termination Date. Upon such notice, the aforesaid terms shall be fixed for the balance of the Lease and shall not be subject to remeasurement and/or adjustment.

                C. Prior to entering into possession of the Demised Premises, Tenant shall have the right to prepare with Landlord a punchlist of any items of Landlord's Work which need to be completed after the Commencement Date (the "Punchlist"). The existence of any punchlist items shall not delay the Commencement Date provided the requirements of Article 6A and 6B, above, have been satisfied. Landlord agrees to complete any items on the Punchlist diligently after the Commencement Date and, in any event, within forty-five (45) days, weather and availability of materials permitting.

                D. Tenant, by entering into possession of the premises, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder and that the premises are in satisfactory condition as of the date of such possession subject to punch list items and latent defects.

                E. In the event possession of the premises (herein referred to as the "possession date") is delivered to Tenant pursuant to this Article 6 on a day other than the Commencement Date set forth in the Preamble to this Lease, then the Commencement Date shall be deemed to be the same day as the possession date and the termination date set forth in the Preamble to this Lease shall be adjusted accordingly and the term of the Lease, as also set forth in said Preamble, shall remain the same. For purposes of this Article 6D, the term "possession" shall mean Tenant's occupancy and not merely Tenant's access to complete Tenant's Work as contemplated in Article 6E, below.

                F. Tenant shall have the right to enter into the Demised Premises prior to the Commencement Date to complete its initial installation of such things as telephone and computer wiring, installation of trade fixtures and any other work which may be approved by Landlord. Tenant's right to enter into the Demised Premises prior to the Commencement Date shall be subject to the following limitations:

                        (i) Tenant shall only use insured professional contractors to complete any work in the Demised Premises;

                        (ii) Any work to be completed prior to the Commencement Date shall be coordinated with and through Landlord so as not to interfere with Landlord's operations; and

                        (iii) Tenant's work in the Demised Premises shall not be performed at such times or in such manner so as to delay Landlord in completion of the Landlord's Work.

        7.      USE OF PREMISES.

                A. The premises shall be used and occupied only for the permitted use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the premises or any part thereof in any way which would violate any certificate of occupancy for the Building or premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the premises which, in the reasonable judgment of Landlord, shall in any way impair or interfere with any of the Building services or the proper and economical heating, cleaning, air conditioning or other servicing of the Building or the premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

                B. If any governmental license or permit (other than the certificate of occupancy required to be obtained by Landlord pursuant to Article 6 hereof, if required by the applicable municipality) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

                C. If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the premises, the insurance rates shall at the commencement of the term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first day of the month following the billing to Tenant of such additional cost by Landlord.

        8.      REPAIRS, REPLACEMENTS, ALTERATIONS, CLEANING.

                A. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the Demised Premises and fixtures in good working order and condition except (1) structural and roof repairs, maintenance and replacement (as necessary), (2) maintenance, repair and replacement (as necessary) of building systems located outside of the Demised Premises, (3) repairs as may be required of Landlord in furnishing the services specified in Article 10 hereof, and

(4) repairs required to be made by Landlord pursuant to Article 13 hereof. The cost of all of the foregoing shall be deemed "operating expenses" as provided in
Article 4A(ii), above.

        All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or improvements in or to the Demised Premises without first obtaining Landlord's written consent thereto, and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be approved by Landlord, which approval and consent shall not be unreasonably withheld. All alterations, decorations, installations, additions or improvements upon the Demised Premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant's movable fixtures and furniture, shall, unless Landlord elects otherwise (by notice in writing to Tenant given not less than twenty (20) days prior to the expiration or other termination of this Lease or of any renewal or extension thereof) become the property of Landlord and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of said term or renewal term, as the case may be. If Landlord shall elect otherwise, then Tenant shall remove, at its expense, such alterations, installations, additions or improvements made by Tenant upon the premises as Landlord shall specify, and Tenant shall repair and restore the premises to its original condition at Tenant's sole expense prior to the termination date.

                B. If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the Demised Premises, the Land or the Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record or bonded within ten (10) days after the notice of filing thereof, and shall, in the event it is due to Tenant, also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

                C. In the event Tenant makes any repairs, replacements, or alterations in or to the Demised Premises, any contractors or subcontractors employed by Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work on its behalf within the Building at least seven (7) days prior to the beginning of any permitted work. In the event of any strike or dispute, Tenant will cause any persons involved in such strike or dispute to leave the Demised Premises immediately after receipt of notice from Landlord demanding the same.

                D. Tenant will provide for and pay for its cleaning service and will have access to the Premises during non-business hours.

        9.      TENANT COVENANTS. Tenant covenants and agrees that Tenant will:

                A. Faithfully observe and comply with any Rules and Regulations which Landlord may make and may communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation, maintenance or safekeeping of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict, the provisions of this Lease shall control, (ii) provided that the Rules and Regulations are evenly applied to all tenants, nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations upon any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

                B. Upon reasonable prior notice and prior coordination with Tenant, permit Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the premises at all reasonable hours, for the purposes of inspection, or of making repairs, replacements or improvements in or to the premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with the compliance with any such laws, orders or requirements to keep and store within the premises all necessary materials, tools and equipment); provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable, interference with, the use and enjoyment of the Premises by Tenant. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord's interest in the Land and/or Building, any obligation, responsibility or liability whatsoever for the care, supervision or repair of the premises or Building or any parts thereof other than as herein provided.

                C. Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, unless caused by the gross negligence of Landlord, its employees, agents or servants or material breach of any obligations hereunder by Landlord, its employees, agents or servants.

                D. Not bring or keep in the premises any property other than such as might normally be brought upon or kept in the premises as an incident to the reasonable use of the premises for the purposes herein specified.

                E. Not violate, or permit the violation of, any reasonable conditions imposed by Landlord's insurance carriers, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord.

                F. Permit Landlord, upon prior reasonable notice during business hours with the six (6) month period next preceding the termination date with respect to all or any part of the premises, to show the same to prospective new tenants.

                G. Quit and surrender the premises at the expiration or earlier termination of the term broom clean and in as good condition as ordinary wear and reasonable use will permit, except for repairs caused by fire or other casualty, and, subject to Landlord's exercise of the election provided in
Article 8, with all installations, alterations, additions and improvements, including partitions which may have been installed by either of the parties upon the premises (except that Tenant's removable trade fixtures and furniture shall remain Tenant's property, and Tenant shall remove the same). Tenant's obligations to observe and perform this covenant shall survive the said expiration or earlier termination of this Lease.

                H.      At any time and from time to time upon not less than ten
(10) days prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect except as modified and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground of underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein.

                I. Indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the Demised Premises as well as from the use and occupancy of the premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from breach or default beyond applicable notice and/or cure period on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence IN THE PREMISES of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all reasonable costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord.

                J. Not place this Lease on record without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

                K.      [INTENTIONALLY OMITTED]

                L. During the term hereof, maintain and deliver to Landlord public liability and property damage insurance policies (or certificates thereof) with respect to the premises, in which Landlord, Tenant and Landlord's mortgagee and/or ground lessor, if required, shall be named as additional insureds, for a minimum of Two Million ($2,000,000) Dollars combined single limit for coverage purposes only, with no obligation on the part of Landlord, Landlord's mortgagee and/or ground lessor to pay premiums. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least fifteen (15) days notice to Landlord of cancellation and shall name Landlord as additional insured. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

        10. LANDLORD'S SERVICES. Provided Tenant is not in default under any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, Landlord shall furnish the following services:

                A. Air cooling during "Business Hours" on "Business Days" (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, it may be required for the comfortable occupancy of the Demised Premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the Demised Premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's full access thereto, or interfere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant agrees that Tenant, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Lessor's said mechanical installations.

                B. Heat, when and as required by law, on Business Days during Business Hours.

                C. Janitorial Services for the Demised Premises. Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse and rubbish which exceeds the refuse and rubbish usually attendant upon the use of such premises as offices. Bills for the same shall be rendered by Landlord to Tenant and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid, as additional rent. Alternatively, Tenant shall use Landlord's contractors or employees, at the option of the Landlord, for the removal of such excess rubbish and refuse and Tenant agrees to pay reasonable charges therefor. Attached hereto as Exhibit D is a detail of the janitorial specifications for the Building.

                D. Cold and hot water at standard building temperatures to all common lavatories, as well as the kitchen located within the Demised Premises, for ordinary drinking, cleaning, sanitary and lavatory purposes.

                E.      1.      Landlord shall make available to the Demised
Premises electrical services in such quantities as are reasonably necessary for Tenant's operation of the Demised Premises, which electrical services shall be separately metered; provided, however, the Landlord shall not be responsible to supply electrical service to the Demised Premises to the extent Tenant's usage is excessive relative to other tenants in the Building. The Demised Premises shall be separately metered and electrical services paid directly by Tenant to the applicable utility authority.

                        2. Tenant shall make no substantial alterations or additions to the electric equipment and/or appliances.

                        3. Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant's requirements or from any cessation or interruption of the supply or current, nor shall any such loss, damage or expense, or non-supply of electric service or current in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease, except for direct damage suffered by Tenant resulting from the gross negligence of Landlord.

                        4. Tenant shall make no changes, alterations, additions, substitutions ("changes") to any risers, conduits, meters, panel boxes, switch gear, wiring or any other part of the electric service without the express prior written consent of Landlord. Any changes requested by Tenant shall be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, upon the rendition of a bill indicating the amount due therefor.

                F. Electrical lighting, cleaning and maintenance of the common areas of the Building and Land, including landscaping, parking lot cleaning and ice and snow removal.

                G.      1.      Tenant acknowledges that Landlord is required to
furnish electricity, elevators, water, air conditioning, heat, ventilation, building maintenance and other facilities and services (herein collectively referred to as "building services") only during Business Hours, Landlord shall provide building services to Tenant beyond business hours provided that (i) Tenant pays to Landlord, as additional rent, a special charge (herein referred to as "extra hours charge"), (ii) Tenant's request for the same shall be received by Landlord prior to 2:00 P.M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P.M. on the day preceding any required extra hours service before Business Hours on weekdays, and prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday.

                        2. The extra hours charge shall be at the rate of $50.00 per hour per zone. It is contemplated that the Demised Premises will be divided into four (4) separate zones for purposes of monitoring extra hours.

                H. The term "Business Days", as used in this Lease, shall mean Monday to Friday, inclusive, and Saturday from 9:00 A.M. to 1:00 P.M. excluding all days observed by the State or Federal governments (herein called "holidays") Tenant shall, however, have access to the premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish building services during other than Business Hours on Business Days unless Tenant has requested the same in accordance with sub-section (H)(i) above.

                I. The term "Business Hours", as used in this Lease, shall mean all times between 8:00 A.M. and 6:00 P.M. on Monday to Friday, inclusive, excluding holidays, and Saturday from 8:00 A.M. to 1:00 P.M., excluding holidays.

                J. Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary to be made ("Suspension"). Landlord will inform Tenant of pending repairs and (other than in cases of emergency) make these repairs in a commercially reasonable manner. Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this subparagraph J. In the event that such Suspension causes the Premises or any part thereof to be rendered unfit for normal use and occupation for ten (10) consecutive business days, the Fixed Rent and operating expenses or a just and proportionate part thereof according to the nature and extent to which the Premises shall have been so rendered unfit, shall be suspended or abated until the Premises shall have been restored as nearly as practicably may be the condition in which they were immediately prior to Suspension; provided that if a Suspension continues for greater than 30 consecutive calendar days Tenant may terminate this Lease forthwith and the Fixed Rent shall be apportioned as of such date.

                K. Landlord shall keep the foundation, the exterior walls and roof of the Premises in good repair.

        11.     ASSIGNMENT, SUBLETTING, ETC.

                A. Tenant, for itself, its heirs, executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed. The sale or transfer of stock control, if Tenant be a corporation, shall be deemed an assignment of this Lease unless (a) such sale or transfer is made to a publicly owned corporation, (b) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended, (c) it is made amongst the existing stockholders of Tenant, or (d) it results from the death of a stockholder of Tenant. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

                B. If Tenant intends to and has entered into a proposed sublease of all or a portion of the premises or assignment of this Lease, such sublease or assignment shall be subject to the provisions of this Article 11 and Tenant shall send Landlord a written notice ("Tenant's Notice of Intention") advising Landlord of Tenant's intention to finalize the sublease or assignment in accordance with the terms of that instrument and an executed copy of the proposed sublease or assignment. Landlord shall have a period of thirty (30) days after receipt from Tenant of such Notice to elect to terminate this Lease (if the Notice contemplates an assignment or sublet of fifty (50%) percent or more of the Premises) and the unexpired term hereof ("recapture") or to advise Tenant that Landlord consents or refuses to consent to such proposed sublease or assignment. In the event Landlord elects to recapture the Demised Premises, Tenant shall vacate and surrender possession of the Demised Premises by not later than the date set forth in Tenant's Notice of Intention for the date upon which the proposed sublease or assignment (as the case may be) was intended to become effective, which date shall not be prior to forty (40) nor later than one hundred twenty (120) days after sending of Tenant's Notice of Intention ("termination date"). Upon Tenant's vacating and surrendering possession of the Demised Premises as of the aforesaid termination date this lease will terminate as if said date were the termination date set forth in the Preamble to this Lease.

                C. Landlord agrees that if it does not elect to recapture the Demised Premises in accordance with subparagraph B, Landlord shall not unreasonably withhold, condition or delay its consent to the proposed sublease or assignment, provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a subsidiary or affiliate), or if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the common facilities of the Building or conflict with the provisions of any other lease or agreement affecting the Building.

                D. It is expressly agreed that Landlord shall have the right to negotiate directly with any proposed subtenant or assignee, whether the identification thereof shall have been disclosed to Landlord by Tenant or others, and Landlord shall have the right to enter into a direct lease with any proposed subtenant, its parent, affiliate or subsidiary, either with respect to the sublet area or any other premises or space in the Building for such term and upon such rentals and other provisions or agreements as Landlord elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Landlord with Tenant's Notice of Intention.

                E. Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of Paragraph B of this Article 11, shall have the right to assign this Lease or sublet the premises to, or allow the premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant, provided, however, that no such assignment or subletting shall be deemed to relieve it of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease.

                F. In the event Tenant assigns this Lease, as permitted by this Article 11, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within fifteen (15) days of the execution of such assignment, a duplicate, executed copy of such assignment and a duplicate, executed copy of an agreement on the part of the assignee, satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the assigning Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of performance of Tenant's obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Tenant hereunder.

        12. LANDLORD'S RIGHTS. Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

                A. To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building without liability to Tenant, provided that Tenant's use and enjoyment of the premises are not adversely affected thereby.

                B.      [INTENTIONALLY OMITTED].

                C. Subject to Tenant's rights under Section 10(J), to enter the Demised Premises upon prior coordination (except for emergencies) (1) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable, (2) for any purpose whatsoever relating to the safety, protection or preservation of the Demised Premises or of the Building, and (3) to take material into and upon said premises, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable, interference with, the use and enjoyment of the Premises by Tenant. In case of emergency, the Landlord may forcibly enter the Premises without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

                D. At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the premises.

                E. To erect, use and maintain, at Landlord's expense, pipes, ducts, shafts and conduits in and through the Demised Premises, provided same do not unreasonably interfere with Tenant's use and occupancy of the Demised Premises.

                F. To charge to Tenant any reasonable expense, as additional rent, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the premises are made or done after ordinary business hours at Tenant's request.

                H. To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided that Tenant's permitted use of the premises shall not be adversely affected thereby.

                Landlord may exercise any or all of the foregoing rights thereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without limitation or abatement of rent or other compensation and such acts shall have no effect on this Lease.

        13.     DAMAGE BY FIRE, ETC.

                A. If the entire premises or any part thereof shall be damaged by fire or other casualty and Tenant shall give prompt written notice thereof to Landlord and adequate insurance proceeds shall be available to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the premises, or any part thereof, shall be rendered untenantable by reason of such damage, the rent hereunder, or an amount thereof apportioned according to the area of the premises so rendered untenantable if less than the entire premises shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; provided, however, that if Landlord or mortgagee of the Building and the Land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. LANDLORD AGREES TO PROVIDE TENANT WRITTEN NOTICE OF ITS DETERMINATION AS TO WHETHER OR NOT LANDLORD INTENDS TO REBUILD OR REPAIR, AS APPLICABLE, WITHIN FORTY-FIVE (45) DAYS OF THE DATE LANDLORD LEARNS OF A DAMAGE OR CASUALTY. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances made or removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. In the event that 20% or more of the Premises remain untenantable for greater than 180 days Tenant may terminate this Lease forthwith and the Fixed Rent shall be apportioned as of such date

                B. In case the Building shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building or the premises shall, in Landlord's reasonable opinion, be required (whether or not the premises shall have been damaged by such fire or other casualty) or if such damage occurs during the last twelve (12) months of the term, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent payable hereunder shall be apportioned as of such date.

                C. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or anyone claiming through or under it by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties or any other insurance coverages obtained, if such fire or other casualty or other insured event shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair such policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therefor, so long as the other party pays such extra cost.

        14.     CONDEMNATION.

                A. In the event that the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease, and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that part of the Building or material portions of the Land shall be so condemned or taken, then Landlord (whether or not the premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, and the rent payable hereunder shall not be abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

                B. In the event of their termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the rent payable hereunder shall be apportioned as of such date.

                C. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the premises), Landlord ( or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire awarDe in the condemnation proceeding, including any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of movable fixtures and equipment installed and paid for by Tenant and for relocation expenses, provided that the payment of any award to Tenant does not diminish the amount which would otherwise be paid to Landlord or the mortgagee by that condemning authority.

                D. It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a period of up to 30 days; provided, however, that in the event the Demised Premises are not available to Tenant for more than ten (10) consecutive business days, rent shall abate until such time as the Demised Premises are again available to Tenant.

                E. In the event that 20% or more of the Premises remain untenantable for greater than 180 days Tenant may terminate this Lease forthwith and the Fixed Rent shall be apportioned as of such date

        15. COMPLIANCE WITH LAWS. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the premises or any part thereof by virtue of Tenant's specific use, as opposed to Tenant's mere occupancy, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of, Tenant, or is attributable to the use or manner of use to which Tenant puts the premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and pay the cost thereof.

        16.     DAMAGE TO PROPERTY.

                A. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air conditioning or other similar or dissimilar systems serving, located in, or passing through, the premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the negligence of Tenant or by the employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, within fifteen (15) days of the rendition of a bill indicating the amount due therefor.

                B. All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or Demised Premises shall be there at sole risk of Tenant and neither Landlord nor Landlord's agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, falling plaster, sewers or sewage odors, noise, leaks from any part of said Building or roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, or by any act or neglect of other tenants or occupants of the Building or of any other person.

                C. All damage or injury to the premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtenances or equipment caused by Tenant's moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of Landlord. If Tenant fails to make such repairs, restorations or replacements, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of rent due and payable hereunder.

        17.     SUBORDINATION.

                A. Subject to Landlord's obligations herein, this Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages. This subparagraph (a) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any reasonable instrument that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

                B. Subject to Landlord's obligations under this Paragraph 17, Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the term of this Lease. The foregoing provisions shall enure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth herein and shall apply for the remainder of the term of this Lease. Nothing contained in this subparagraph B shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

                C. Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, to anyone claiming by, through or under either of them, then such holder shall not be:

                        1. liable for any act or omission of any prior landlord (including Landlord herein), except that such successor shall be liable for any acts or omissions of a continuing nature which arise after such parties' interest has vested; or

                        2. subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

                        3. bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein).

                D. Landlord agrees to cause to be delivered within 30 days of Tenant's written request a subordination, nondisturbance and attornment agreement ("SNDA") from the holder(s) of any mortgage(s) (now or in the future) encumbering the Premises (or the Building). Any such SNDA shall provide that the holder of such instrument shall agree that in the event said holder succeeds to the interest of Landlord hereunder, said holder shall not disturb the possession of Tenant hereunder and shall recognize the Tenant provided Tenant shall then be and thereafter remain current and not in default of the terms and conditions of this Lease to be performed by Tenant hereunder. With respect to the foregoing, the parties acknowledge that the form of SNDA shall be in form and substance reasonably required by Landlord's mortgagee.

                E. Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage on the Landlord's interest in the Land and/or the Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assignment has in fact been delivered to Tenant.

        18. NOTICES. Any notice, consent, approval, request or demand hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by (1) registered or certified mail with return receipt requested, postage prepaid, or (2) reputable overnight delivery, such as Federal Express, addressed to Landlord at Landlord's address and to Tenant at Tenant's address, or of the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests or demands by setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at the premises. For the purpose hereof, the term "building communications" shall be deemed to by any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building. The time of rendition of any bill, statement or building communication and of the giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is delivered to Tenant, left at the premises, or deposited in the U.S. Postal Service facility, postage prepaid, as the case may be.

        19. CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitation that if prior to or during the term of this Lease:

                A. Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within ninety (90) days after the filing thereof,

                B. A petition is filed by or against Tenant under the reorganization provisions of the United State Bankruptcy Act or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within ninety (90) days after its filing,

                C. Tenant shall file a petition under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

                D. A permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall have not been discharged within ninety (90) days from the date of his appointment,

                E. Tenant shall default in the payment of any rent or additional rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days,

                F. Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying same, or, in the case of such a default of a material provision of this Agreement which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord.

                G. Any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article II hereof, or whenever Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

                H. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in subparagraphs A, B, C, D and G of this
Article 19, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant," as used in said paragraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all of any one of them; and if this Lease shall have been assigned, the term "Tenant," as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor so released.

        20.     RE-ENTRY BY LANDLORD.

                A. If Tenant shall be in default beyond any applicable notice and/or cure period, then Landlord shall give to Tenant a written notice specifying such default, and Landlord or Landlord's agents and servants may, upon at least five (5) business days' prior notice, immediately or at any time thereafter re-enter into or upon the premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. In the event that Landlord shall re-enter the premises under the provisions of this Article 20 or in the event of the termination of this Lease (of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant shall be liable for payment of rent and additional rent to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 21.

                B. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                C. In the event of (1) the termination of this Lease under the provisions of Article 19 hereof, (2) the re-entry of the premises by Landlord under the provisions of this Article 20, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder beyond any applicable notice and/or cure period on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.

        21.     DAMAGES.

                A. In the event of any termination of this Lease under the provisions of Article 19 in the event that Landlord shall re-enter the premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages, at the election of Landlord, either:

                        1. a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the present value of the excess, using a discount rate of the prime interest rate set by Citibank, if any, of (i) the aggregate of all rent which would have been payable hereunder by Tenant had this Lease not so terminated for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (ii) the aggregate of all rent of the premises for the same period based upon the then local market rental value of the premises; or

                        2. sums equal to the aggregate of all rent which would have been payable by Tenant has this Lease not so terminated, or had Landlord not so re-entered the premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the date hereinbefore set for the expiration of the full term hereby granted;

provided, however, that if Landlord shall re-let all or any part of the premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasonable expenses incurred or paid by Landlord in thereof, as well as the reasonable expenses or re-letting, including altering and preparing the premises for new tenants, brokers' commissions and all other similar or dissimilar expenses properly chargeable against the premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

                B. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suite until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the premises.

                C. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder beyond any applicable notice and/or cure on the part of Tenant.

                D. In addition to the amounts set forth above, in the event of the non payment of any monies due pursuant to this Lease, whether the same be deemed rent or otherwise, after the expiration of any applicable grace period, Tenant shall pay to Landlord interest at a rate, which is the lesser of eighteen (18%) percent per annum or the maximum permitted pursuant to the laws of the state of New Jersey. It is expressly acknowledged and agreed between the parties that said default rate shall continue beyond entry of judgment until such time as such monies are paid. Additionally, Tenant shall reimburse Landlord for any costs and expenses, including reasonable attorneys' fees incurred in connection with the enforcement of Landlord's rights pursuant to the terms of this Lease.

        22. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

        23.     NO WAIVERS.

                A. No receipt of money by Landlord from Tenant with knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgement for possession of the Demised Premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease, or affect any such notice, demand or suit.

                B. No delay on the part of the Landlord or Tenant in exercising any right, power or privilege hereunder or to seek any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof not shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                C. No act done or thing said by Landlord or Landlord's agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, not relieve Tenant of Tenant's obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

                E. No failure by Landlord to enforce any of the Rules and Regulations against Tenant and/or other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver be in writing signed by Landlord.

                F. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any rent check or payment be deemed an accord and satisfaction, and Landlord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

        24. PARTIES BOUND. The covenants, agreement, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 24 shall not be construed as modifying the conditions of limitation contained in Article 19 hereof. It is understood and agreed, however, that the covenants and obligations on the part of the Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 24.

        25. CURING TENANT'S DEFAULTS. If Tenant shall default in the performance of any covenant, agreement, terms, provision or condition herein contained beyond any applicable notice and cure period, Landlord, without thereby waiving such default, may perform the same for the account and at the reasonable expense of Tenant, without notice in a case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists. Bills for any reasonable expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all reasonable costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such reasonable costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

        26. MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by certified mail, return receipt requested, a copy of any Notice of Default served upon the Landlord, provided that, prior to such notice, Tenant has been notified in writing by way of Notice of Assignment of Rents and Leases, or otherwise, of the address of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that, if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional time as may be necessary if within thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

        26A.    LANDLORD'S DEFAULT.

                Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation. The foregoing notice provisions shall not apply to any provisions of this Lease which specifically provide for the giving of a certain notice and rights of the parties relating thereto or arising therefrom. In the event Landlord materially defaults of a matter within Landlord's control beyond any applicable cure period, Tenant shall have the right to send Landlord written notice declaring such uncured default and electing to terminate this Lease. Provided, however, that Landlord shall have an additional ten (10) days from the date of receipt of such notice electing termination, to cure such default and, in the event of such cure, Tenant's termination notice shall be void and this Lease shall continue in full force. However, if Landlord shall not cure such default within the aforesaid ten (10) day time frame, this Lease shall terminate and the term shall end upon the expiration of such ten (10) day period.

        27. TENANT'S ENVIRONMENTAL RESPONSIBILITIES UNDER THE NEW JERSEY INDUSTRIAL SITE RECOVERY ACT (ISRA)

                A) Tenant shall provide the Landlord with the Tenant's Standard Industrial Classification (S.I.C. Code) for the proposed use, and a listing of all hazardous substances or waste to be used on the leased property (except those typically used for office use, such as copier and cleaning supplies), as such terms are defined in ISRA. This obligation shall be deemed a continuing one throughout the term of the lease and any renewals hereof, and Tenant shall update and modify such information required. Tenant, by execution of this lease, agrees to provide Landlord, within a reasonable time after written request, with any and all information which may be required under ISRA, and shall provide Landlord with copies of all environmental permits and applications sought and/or received for the leased premises and notify the Landlord in writing of any and all administrative orders concerning the premises. Nothing herein shall make the Landlord responsible to file or prepare permits or applications on behalf of the Tenant.

                B) Upon either expiration or termination of the lease, or the expiration or termination of any renewal term provided for herein, whichever is later, whether such termination is voluntary or involuntary, or upon the sale of the Demised Premises by Landlord, or upon any other action by either Landlord or Tenant which would constitute a "closing, terminating or transferring operations" pursuant to ISRA and regulations promulgated thereunder, Tenant shall at its sole cost and expense promptly comply with ISRA and obtain approval of a Negative Declaration, or a cleanup plan from the New Jersey Department of Environmental Protection or obtain a letter from the DEP stating that the Demised Premises are not subject to ISRA. Tenant shall bear the sole cost and expense for such compliance including performance of any cleanup plan and compliance with any other environmental law or regulation. Tenant shall be solely responsible for the preparation of documents to be filed, and all sampling, analysis and ISRA review fees and costs shall be the obligation of Tenant.

                C) In the event that the approval of a Negative Declaration, or approval and completion of a cleanup/closure plan, or a letter of nonapplicability of ISRA is not received and delivered to Landlord by the expiration or termination date of this lease, then this lease shall be extended and continued at the option of the Landlord and Tenant shall pay the base rent (i.e., real estate taxes, water, sewer and other utilities) and other charges set forth herein, which shall be due and payable until such approvals are received and delivered to Landlord. Notwithstanding the foregoing, Tenant shall not be permitted to occupy or use the leased premises except for the purpose of compliance with ISRA.

                D) In the event that Tenant is not exerting reasonable efforts to comply with ISRA, then Landlord shall have the option, but not the obligation, to comply with ISRA, and all costs of compliance including attorney's fees shall be the responsibility of Tenant and shall constitute additional rentals.

                E) Tenant shall be solely responsible for all penalties, fines or administrative orders imposed by the New Jersey Department of Environmental Protection and required in connection with its occupancy of the Premises and shall indemnify and hold Landlord harmless from same, to the extent permitted by law.

                F) Tenant shall be responsible for cleanup by reason of ISRA compliance, as required under this article, pertaining to the leased premises or any other part of the premises of which the leased premises is a part, only to the extent that such cleanup is due and the Tenant's use of the leased premises during the term of this lease agreement or any renewals or extensions thereof.

        28.     MISCELLANEOUS.

                A. If in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender or the New Jersey Economic Development Authority or its nominee shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially decrease the obligations of Landlord hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statements duly certified by


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

an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the Tenant, its duly certified officer or partner, as the case may be.

                B. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

                C. Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

                D. If this Lease is offered to Tenant by the managing agent of the Building, such offer is made solely in the capacity as such agent and subject to Landlord's acceptance and approval; and Landlord and Tenant have executed this Lease upon the understanding that this Lease shall not in any way bind Landlord or Tenant until such time as the same has been approved and executed by Landlord and Tenant and a fully executed original has been delivered to each.

                E. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision.

                F. Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

                G. The term "Landlord" as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord arising on and after such sale or transfer.

                H. The words "herein," "hereof," "hereunder," "hereafter," and the words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

                I. In all cases where Landlord's consent or approval is required under this Lease, Landlord covenants and agrees that such covenant or approval shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein.

                J. Landlord does not, in any way for any purpose, become a partner of Tenant in the conduct of business, or otherwise, a joint adventurer or a member of a joint enterprise with Tenant.

                K. (i) Landlord hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements on the Land from time to time and to make alterations thereof or additions thereto and to build adjoining same and to construct double-deck or elevated parking facilities, (ii) provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with, the use and enjoyment of the Premises by Tenant.

                L. Each the Landlord and Tenant covenant and represent to the other that no real estate agent or broker was involved in bringing about this transaction other than the broker identified in Preamble item (17). Each Landlord and Tenant agree to indemnify, defend and hold harmless each other from and against any and all liabilities, claims, suits, demands, judgments, costs, interest and expenses (including but not limited to, counsel fees incurred in the defense of any action or proceeding) to which the other party may be subject or suffer by reason of a breach of the foregoing covenant and representation.

        29. INABILITY TO PERFORM. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no ways be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from doing to by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

        30. ABANDONED PERSONAL PROPERTY. Any personal property (other than any fixture, equipment, improvement, installation or appurtenance of the character referred to in Article 8 hereof), which shall remain in the premises or any part thereof after the expiration or termination of the term of this Lease shall be deemed to have abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

        31. EXCULPATION. Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Land and Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

        32. ARTICLE HEADINGS. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

        33. QUIET ENJOYMENT. Landlord covenants that if, and so long as, Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.

        34. HOLDING OVER. If the Tenant retains possession of the Demised Premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord Fixed Rent at 150% the rate specified in Article 3, together with additional rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the Demised Premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at 150% the monthly rental set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 34 do not exclude the Landlord's rights of re-entry or any other right hereunder.

        35. SIGNAGE. Landlord shall provide to Tenant, at Landlord's cost, a sign on the exterior monument sign, in common with the other tenants. Additionally, Landlord shall provide to Tenant one (1) interior lobby sign, at Landlord's cost.

        IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.


Signed, Sealed and Delivered            2 CORBETT WAY, LLC (Landlord)


----------------------------            BY: /s/ Corbett Donato
                                            ------------------
                                        Name: Corbett Donato
                                        Title:


                                        AMEDIA NETWORKS INC. (Tenant)


____________________________            BY: /s/ Frank Galuppo
                                        Name: Frank Galupoo
                                        Title: CEO

                                    EXHIBIT A
                                   FLOOR PLAN

                                    EXHIBIT B
                                 LANDLORD'S WORK

                                    EXHIBIT C
                              RULES AND REGULATIONS


        The parties hereto acknowledge that there are currently no Rules and Regulations in effect at the building. However, the Landlord has expressly reserved the right to implement reasonable Rules and Regulations at a time in the future.

                                    EXHIBIT D
                            JANITORIAL SPECIFICATIONS